SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2006

 WALGREEN CO.
(Exact name of registrant as specified in its charter)

Illinois   1-604   36-1924025
(State or other  (Commission File  (IRS Employer
jurisdiction of  Number)   Identification
incorporation)      Number)

200 Wilmot Road, Deerfield, Illinois    60015
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (847) 940-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) On April 10, 2006, David W. Bernauer, Chairman and Chief Executive Officer of Walgreen Co., advised the Walgreen Co. Board of Directors that he will retire as Chief Executive Officer effective July 12, 2006. Mr. Bernauer will continue as Chairman of the Board.

(c) At its meeting on April 10, 2006, Walgreen Co.’s Board of Directors named Jeffrey A. Rein, 54, as Walgreen Co.’s new Chief Executive Officer effective July 12, 2006. Mr. Rein will retain his title as President of Walgreen Co. Mr. Rein has served as President and Chief Operating Officer of Walgreen Co. since January 2003. Prior to that time, Mr. Rein was Executive Vice President of Marketing of Walgreen Co. from February 2001 to January 2003, and Vice President of Walgreen Co. from July 1999 to February 2001.

These moves are part of Walgreen Co.’s long-range leadership succession planning. A copy of the April 13, 2006 press release announcing the above events is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number   Description

Exhibit 99.1                                  Press Release issued by Walgreen Co., dated April 13, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.

Date: April 13, 2006	By:	/s/ William M. Rudolphsen
Senior Vice President and Chief Financial Officer (Principal Financial Officer)